Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Creative Realities, Inc. (formerly Creative Realities, LLC) (The Company) of our report dated May 7, 2015, relating to the consolidated financial statements included in the Company's annual report on Form 10-K for the years ended December 31, 2014 and 2013, and to the consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

February 11, 2016